                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  December 31, 1996



                        INDUSTRIAL TRAINING CORPORATION
             (Exact name of registrant as specified in its charter)



           MARYLAND                   0-13741                 52-1078263
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of incorporation)                                 Identification Number)


                         13515 DULLES TECHNOLOGY DRIVE
                          HERNDON, VIRGINIA 20171-3413
                    (Address of principal executive offices)


      Registrant's telephone number, including area code:  (703) 713-3335


                                      NONE
            (Former name and address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          The following financial statements and pro forma financial information concerning the Company are being provided in accordance with the instructions to this item not later than 60 days from the date of the Company's Form 8-K previously filed on January 13, 1997.

               (a)  Financial Statements of Business Acquired


               (b)  Pro forma Financial Information


               (c)  Exhibits

                    2.1 Agreement and Plan of Reorganization dated as of December 31, 1996, by and among Industrial Training Corporation, ITC Acquisition Corp. and Anderson Soft-Teach, without annexes or schedules.*

                    4.1 Registration Rights and Shareholders Agreement dated as of December 31, 1996 between Industrial Training Corporation and the former shareholders of Anderson Soft-Teach identified therein.*

                    22.1 Press Release dated January 3, 1997 issued by Industrial Training Corporation.*

                    23    Independent Auditor's Consent


* These exhibits are incorporated herein by reference to the corresponding exhibit in the Company's Form 8-K (Commission File No. 0-13741) filed with the Securities and Exchange Commission on January 13, 1997.

(a)                          ANDERSON SOFT-TEACH

                 Financial Statements for the Six Months Ended
                December 30, 1996 and the Years Ended June 30,
                1996 and 1995 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Anderson Soft-Teach:

We have audited the accompanying balance sheets of Anderson Soft-Teach (the "Company") as of December 30, 1996 and June 30, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for the six months ended December 30, 1996 and the years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Anderson Soft-Teach at December 30, 1996 and June 30, 1996 and 1995, and the results of its operations and its cash flows for the six months ended December 30, 1996 and the years ended June 30, 1996 and 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Francisco, California
February 21, 1997

ANDERSON SOFT-TEACH

BALANCE SHEETS
DECEMBER 30, 1996, JUNE 30, 1996 AND 1995
---------------------------------------------------------------------------------------------------------------

                                                                                              June 30,
                                                                       December 30,  --------------------------
                                                                           1996          1996           1995
ASSETS

CURRENT ASSETS:
  Cash                                                                 $  157,002     $  117,551    $   95,472
  Trade receivables (net of allowance:  December 30, 1996, $33,000;
    June 30, 1996, $21,000; June 30, 1995, $33,000)                       793,032        706,815       926,300
  Multimedia and video production costs and inventories                   857,568        896,175       814,409
  Prepaid expenses                                                         22,828         24,619        21,789
  Income taxes receivable                                                 278,001        127,112            --
  Deferred tax assets                                                     133,116         14,369        14,476
                                                                       ----------     ----------    ----------

           Total current assets                                         2,241,547      1,886,641     1,872,446

PROPERTY AND EQUIPMENT - Net                                              254,023        239,881       193,726

OTHER ASSETS                                                               96,946         91,920        80,055
                                                                       ----------     ----------    ----------

TOTAL                                                                  $2,592,516     $2,218,442    $2,146,227
                                                                       ==========     ==========    ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                     $  345,375     $  308,978    $  523,252
  Accrued liabilities                                                     222,614        184,807       179,488
  Income tax payable                                                           --             --       108,573
  Deferred revenue                                                        306,241             --           --
  Bank line of credit                                                     515,000        520,000           --
                                                                       ----------     ----------    ----------

           Total current liabilities                                    1,389,230      1,013,785       811,313
                                                                       ----------     ----------    ----------

DEFERRED RENT                                                              26,407         22,124         2,700
                                                                       ----------     ----------    ----------

COMMITMENTS  AND  CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock (no par value - 20,000,000 authorized)                     457,143         62,332        59,412
  Shareholders' notes receivable                                          (93,615)            --            --
  Retained earnings                                                       813,351      1,120,201     1,272,802
                                                                       ----------     ----------    ----------

           Total shareholders' equity                                   1,176,879      1,182,533     1,332,214
                                                                       ----------     ----------    ----------

TOTAL                                                                  $2,592,516     $2,218,442    $2,146,227
                                                                       ==========     ==========    ==========

See notes to financial statements.

ANDERSON SOFT-TEACH

STATEMENTS OF OPERATIONS
SIX MONTHS ENDED DECEMBER 30, 1996 AND
YEARS ENDED JUNE 30, 1996 AND 1995
-----------------------------------------------------------------------------

                                       Six Months           Year Ended
                                          Ended              June 30,
                                       December 30,  ------------------------
                                          1996          1996          1995

NET REVENUES                           $2,503,238    $4,707,569    $6,787,524
                                       ----------    ----------    ----------

COSTS AND EXPENSES:
  Cost of revenues                        887,056     1,832,313     2,449,121
  Sales and marketing                   1,083,111     1,838,683     2,333,857
  General and administrative              570,068     1,086,843     1,250,831
  Research and development                139,317       207,674       154,929
  Acquisition expenses                    123,277            --            --
                                       ----------    ----------    ----------
      Total costs and expenses          2,802,829     4,965,513     6,188,738
                                       ----------    ----------    ----------

INCOME (LOSS) FROM OPERATIONS            (299,591)     (257,944)      598,786

OTHER INCOME                                   --        39,564        38,826

INTEREST EXPENSE - Net                    (23,857)      (28,789)      (11,234)
                                       ----------    ----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES        (323,448)     (247,169)      626,378

INCOME TAX BENEFIT (PROVISION)             16,598        94,568      (251,821)
                                       ----------    ----------    ----------
NET INCOME (LOSS)                      $ (306,850)   $ (152,601)   $  374,557
                                       ==========    ==========    ==========

See notes to financial statements.


ANDERSON SOFT-TEACH

STATEMENT OF SHAREHOLDERS' EQUITY
SIX MONTHS ENDED DECEMBER 30, 1996 AND
YEARS ENDED JUNE 30, 1996 AND 1995
---------------------------------------------------------------------------------------------------------


                                         Common Stock         Shareholders'
                                     --------------------       Notes           Retained
                                       Shares     Amount      Receivable        Earnings       Total
BALANCE,  July 1, 1994               2,013,958   $ 58,586                      $  898,245     $  956,831

Exercise of stock options                7,396        826                              --            826

Net income                                  --         --                         374,557        374,557
                                     ---------   --------                      ----------     ----------

BALANCE,  June 30, 1995              2,021,354     59,412                       1,272,802      1,332,214

Exercise of stock options               27,166      2,920                              --          2,920

Net loss                                    --         --                        (152,601)      (152,601)
                                     ---------   --------                      ----------     ----------
BALANCE,  June 30, 1996              2,048,520     62,332                       1,120,201      1,182,533

Exercise of stock options              280,750     93,615             --               --         93,615

Shareholders' notes receivable              --         --       $(93,615)              --        (93,615)

Tax benefit of stock options
  exercised                                 --    251,789             --               --        251,789

Stock option compensation                   --     49,407             --               --         49,407

Net loss                                    --         --             --         (306,850)      (306,850)
                                     ---------   --------       --------       ----------     ----------
BALANCE,  December 30, 1996          2,329,270   $457,143       $(93,615)      $  813,351     $1,176,879
                                     =========   ========       ========       ==========     ==========

See notes to financial statements.

ANDERSON SOFT-TEACH

STATEMENT OF CASH FLOWS
SIX MONTHS ENDED DECEMBER 30, 1996 AND
YEARS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------------------------------------------------


                                                                         Six Months           Year Ended
                                                                            Ended              June 30,
                                                                        December 30,  --------------------------
                                                                            1996           1996          1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $  (306,850)   $  (152,601)   $   374,557
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Stock option compensation                                               49,407             --             --
    Write-off of obsolete inventory                                             --        264,048        101,437
    Depreciation and amortization:
      Video production costs                                               291,178        258,074        645,208
      Property and equipment                                                41,691         75,610         84,150
    Deferred income taxes                                                 (118,747)           107         (2,768)
    Changes in assets and liabilities:
      Trade receivables                                                    (86,217)       219,485        156,943
      Inventories                                                            8,961        136,438       (137,069)
      Prepaid expenses                                                       1,792         (2,830)        (7,819)
      Income taxes receivable                                              100,900       (127,112)        70,248
      Accounts payable                                                      36,397       (214,274)         9,841
      Accrued liabilities                                                   37,807          5,319        (33,547)
      Deferred revenue                                                     306,241             --             --
      Deferred rent                                                          4,283         19,424        (50,736)
      Income taxes payable                                                      --       (108,573)       108,573
                                                                         ---------      ---------       --------

           Net cash provided by operating activities                       366,843        373,115      1,319,018
                                                                         ---------      ---------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Multimedia and video production cost additions                          (261,532)      (740,326)      (672,894)
  Property and equipment additions                                         (55,834)      (121,765)       (95,984)
  Other                                                                     (5,026)       (11,865)       (21,640)
                                                                         ---------      ---------       --------

           Net cash used in investing activities                          (322,392)      (873,956)      (790,518)
                                                                         ---------      ---------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments under bank line of credit, net                                 (5,000)       520,000       (450,000)
  Exercise of stock options                                                     --          2,920            826
                                                                         ---------      ---------       --------

           Net cash (used in) provided by investing activities              (5,000)       522,920       (449,174)
                                                                         ---------      ---------       --------

NET INCREASE IN CASH                                                        39,451         22,079         79,326

CASH,  Beginning of period                                                 117,551         95,472         16,146
                                                                         ---------      ---------       --------

CASH,  End of period                                                     $ 157,002      $ 117,551       $ 95,472
                                                                         =========      =========       ========

SUPPLEMENTAL DISCLOSURE:
  Cash paid for interest                                                 $  27,096      $  33,890       $ 16,309
  Cash paid for income taxes                                                    --        141,011         69,708
  Noncash financing activities:
    Common stock issued in exchange for shareholder notes receivable        93,615
    Tax benefit of stock options exercised                                 251,789

See notes to financial statements.

ANDERSON SOFT-TEACH

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED DECEMBER 30, 1996
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations - Anderson Soft-Teach (the "Company") develops, produces and markets multimedia and videotape training courses in the use of personal computers and software for business professionals. The Company's customers are primarily large and mid-sized corporations, and federal, state and local governments. Products are sold worldwide by the Company's sales offices in the United States, England, and Australia and by an international network of distributors.

Fiscal Year End - The Company's fiscal year ends June 30, 1996. The accompanying financial statements present the Company's financial statements at December 30, 1996, immediately prior to the December 31, 1996 acquisition by Industrial Training Corporation (see Note 2).

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying amount of the Company's cash and cash equivalents approximates fair value because of the short-term maturity of those instruments. The carrying amounts of accounts receivable, accounts payable, and bank line of credit approximate their fair values.

Multimedia and video production costs, which consist of costs associated with the production of the Company's multimedia and videotape training products, are capitalized and amortized using the straight-line method based on estimated product lives, generally 500 units or one year, whichever occurs first. Product lives are evaluated and adjusted periodically on a product-by-product basis.

Inventories of CD's, diskettes, videotapes, printed materials and packaging materials are stated at the lower of cost (weighted average) or market.

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives which range from three to seven years.

Revenue Recognition - Revenues from the sale of training courses are recognized upon shipment. Royalty revenues from training courses marketed under other companies' labels are recognized when earned. Revenues from certain licensing agreements are recognized over the life of the agreement, generally one year. Deferred revenues represent cash collections in advance under such license agreements.

Income Taxes - The Company utilizes the asset and liability method of accounting and reporting income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this approach, the Company computes its tax liabilities and assets at each financial statement date by applying provisions of current tax laws to temporary differences between financial statement and income tax bases. The measurement of current tax assets is reduced, if necessary, by tax benefits which are not expected to be realized. Changes in tax laws, including rate changes, result in a cumulative adjustment to deferred tax accounts during the period of change.

Stock-Based Compensation - The Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees. The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, effective July 1, 1996. Principally because there were no stock option grants since the fiscal year beginning July 1, 1995, pro forma disclosures of net income (loss) under the provisions of SFAS 123 are not required.

New Accounting Standards - The Company adopted SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, effective July 1, 1996. SFAS 121 establishes recognition and measurement criteria for impairment losses whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. There was no financial statement impact of adopting SFAS 121.

2. ACQUISITION BY INDUSTRIAL TRAINING CORPORATION

Effective December 31, 1996, the Company was acquired by Industrial Training Corporation ("ITC") pursuant to the Agreement of Reorganization (the "Agreement"). Total consideration for the acquisition was $4,500,000 in cash and 300,000 shares of ITC common stock. Pursuant to the Agreement, such total consideration is subject to certain working capital and other adjustments.

In conjunction with the acquisition, certain shareholders exercised their rights under the Company's Stock Option Plan. The Company financed such exercises through the issuance of shareholder notes receivable. Such shareholders' notes receivable of $93,615 are presented as a reduction in shareholders' equity at December 30, 1996. The notes were fully repaid in January 1997.

3. MULTIMEDIA AND VIDEO PRODUCTION COSTS AND INVENTORIES

Multimedia and video production costs and inventories consist of:

                                                                                        June 30,
                                                           December 30,     -----------------------------------
                                                             1996                1996                1995
CDs, videotapes, printed materials and packaging
  materials                                                 $310,696           $319,657            $456,095
Multimedia and video production costs (net of
  accumulated amortization: December 30, 1996,
  $4,616,038; June 30, 1996, $4,325,860; June 30,
  1995, $3,803,738)                                          546,872            576,518             358,314
                                                            --------           --------            --------
Total                                                       $857,568           $896,175            $814,409
                                                            ========           ========            ========

During the years ended June 30, 1996 and 1995, the Company wrote off $264,048 and $101,437, respectively, in obsolete inventory.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of:

                                              December 30,             June 30,
                                                  1996           1996           1995
                                              -----------     ------------------------
Computer and office equipment                 $ 423,259       $ 367,626      $ 323,315
Furniture and fixtures                          229,214         229,014        233,550
                                              ---------       ---------      ---------
           Total                                652,473         596,640        556,865

Accumulated depreciation and amortization      (398,450)       (356,759)      (363,139)
                                              ---------       ---------      ---------
Total                                         $ 254,023       $ 239,881      $ 193,726
                                              =========       =========      =========

5. BANK LINE OF CREDIT AGREEMENTS

At December 30, 1996, the Company had $515,000 outstanding under two revolving bank line of credit agreements totaling $915,000 which expire March 15, 1997. Borrowings bear interest at prime (8.25% at December 30, 1996) plus 1.25%. Borrowings under these agreements are collateralized by trade receivables and property and equipment not otherwise used as collateral. At December 30, 1996 and June 30, 1996, the Company was not in compliance with the covenants regarding cash flow coverage and profitability of the bank line of credit agreements, which the bank subsequently waived. In January 1997, subsequent to the acquisition by ITC (see Note 2), all outstanding balances under bank line of credit agreements were repaid and the agreements were canceled.

6. LEASE OBLIGATIONS

The Company leases its corporate and shipping facilities under noncancelable operating leases which expire in 2001. The corporate facility lease contains a five-year renewal option. Rent expense is being recognized on a straight-line basis over the term of the lease. Rent expense, principally for facilities, was $158,963 for the six months ended December 30, 1996 and $312,257 and $205,400 for the years ended June 30, 1996 and 1995, respectively.

Future minimum annual lease payments are as follows:

  Twelve months ending December 31:
    1997                                $  297,733
    1998                                   307,040
    1999                                   316,352
    2000                                   186,802
                                        ----------
  Total minimum lease payments          $1,107,927
                                        ==========

7. INCOME TAXES

The income tax provision consists of the following:

                                                 Six Months             Year Ended
                                                   Ended                  June 30,
                                                December 30,      ------------------------
                                                   1996              1996           1995
Currently (receivable) payable:
  Federal                                       $  48,070         $(101,686)      $189,264
  State                                            54,079               800         59,255
  Foreign                                              --             6,211          6,069
                                                ---------         ---------       --------
Total currently (receivable) payable              102,149           (94,675)       254,588
                                                ---------         ---------       --------
Deferred:
  Federal                                        (103,442)            9,935         (1,290)
  State                                           (15,305)           (9,828)        (1,477)
                                                ---------         ---------       --------
Total deferred                                   (118,747)              107         (2,767)
                                                ---------         ---------       --------
Total income tax benefit                        $ (16,598)        $ (94,568)      $251,821
                                                =========         =========       ========


A reconciliation of the federal statutory rate to the Company's effective tax rate was as follows for the periods ended:


                                             Six Months                   Year Ended
                                               Ended                       June 30,
                                            December 30,       -----------------------------------
                                               1996                  1996                1995
                                         -----------------     ----------------     --------------
Federal benefit at statutory rate        $(109,972)   (34)%    $(84,037)   (34)%    $212,969   34%
State benefit, net of federal
  benefit                                   (7,747)    (2)      (10,531)    (4)       38,852    6
Increase in valuation allowance             35,057     11
Nondeductible acquisition
  expenses                                  53,379     16
Other                                       12,685      4
                                         ---------    ---      --------    ---      --------   --
Income tax (benefit) expense             $ (16,598)    (5)%    $(94,568)   (38)%    $251,821   40%
                                         =========    ===      ========    ===      ========   ==

Deferred income taxes reflect the net tax effects of (a) temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) operating loss carryforwards. The deferred tax balances consisted of the following:



                                                                                        June 30,
                                                          Decenber 30,       ----------------------------
                                                              1996               1996              1995
Deferred tax assets:
  Reserves not currently deductible                         $ 17,507            $10,854           $16,230
  Deferred revenue                                           132,602                  -                 -
  Net operating loss carryforward                             35,057             12,723                --
                                                            --------            -------           -------
                                                             185,166             23,577            16,429
Valuation allowance                                          (35,057)                 -                 -
                                                            --------            -------           -------

Deferred tax assets                                          150,109             23,577            16,429
                                                            --------            -------           -------

Deferred tax liabilities:
  Deferred sales expenses                                     (5,859)                 -                 -
  Excess tax over book depreciation and other                (11,134)            (9,208)           (1,953)
                                                            --------            -------           -------

Deferred tax liabilities                                     (16,993)            (9,208)           (1,953)
                                                            --------            -------           -------

Net deferred tax assets                                     $133,116            $14,369           $14,476
                                                            ========            =======           =======


At December 30, 1996, the Company has established a valuation allowance of $35,057 related to the state net operating loss carryforwards which it believes are unlikely to be realized.

At December 30, 1996, the Company had state net operating loss carryforwards of $35,057. The net operating loss carryforward expires in 2002.

8. INCENTIVE STOCK OPTION PLAN

Under the 1987 Incentive Stock Plan, options to purchase 500,000 shares of common stock may be granted to key employees, officers, directors, and consultants at not less than fair market value at the date of grant as determined by the Board of Directors. Nonqualified options under this Plan may also be granted at not less than 85% of the fair market value at the date of grant as determined by the Board of Directors. Options become exercisable over four years and expire generally at the earlier of ten years from the date of grant or upon termination of employment. The Company has the right of first refusal on any sale of stock issued under this plan. This right expires over a period as determined by the Board of Directors, generally over four years.

Activity in the Incentive Stock Plan is as follows:

                                                                      Weighted
                                                                       Average
                                                                      Exercise
                                                                        Price
                                                           Options    Per Share

Outstanding - July 1, 1994                                 260,750     $ 0.14

Granted                                                    126,000     $ 1.05
Exercised                                                   (7,396)    $ 0.11
Cancelled                                                  (15,604)    $ 0.23
                                                          --------

Outstanding - June 30, 1995 (225,629 exercisable at a
  weighted average price of $0.29)                         363,750     $ 0.45

Exercised                                                  (27,166)    $ 0.11
Cancelled                                                   (3,834)    $ 0.93
                                                          --------

Outstanding - June 30, 1996 (251,448 exercisable at a
  weighted average price of $0.29)                         332,750     $ 0.47

Exercised                                                 (280,750)    $ 0.33
Cancelled                                                  (52,000)    $ 1.09
                                                          --------     ------
Outstanding - December 30, 1996                                  -     $    -
                                                          ========     ======

Compensation expense of $49,407 was recognized in the six months ended December 30, 1996 as a result of the Company's Board of Directors decision to accelerate vesting on 35,117 employee stock options in contemplation of the acquisition by ITC (see Note 2). In addition, the Company recorded an income tax benefit of $251,789 related to employee stock option exercises. Such amount has been shown as an income tax receivable and reflected as an increase in common stock in the statement of shareholders' equity at December 30, 1996 due to the Company's ability to carry back net operating losses to prior years and claim a refund.

As of December 30, 1996, prior to the consummation of the December 31, 1996 acquisition by ITC (see Note 2), all options to purchase shares had been exercised. There were no shares available for future grant under the Stock Option Plan.

9. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) tax-deferred savings plan whereby all employees meeting certain age and service requirements may contribute up to 15% of their eligible compensation (up to a maximum allowed under IRS rules). Contributions may be made by the Company at the discretion of the Board of Directors. No contributions by the Company have been made to the plan since its inception.

                                    ******

(b)
                        INDUSTRIAL TRAINING CORPORATION

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

  As Adjusted Retroactively for the Acquisition of Anderson Soft-Teach, Inc.
                                    ("AST")

                     For the Year Ended December 31, 1996

                                                                                  Pro forma
                                                         ITC           AST       Adjustments     ITC
                                                     (Historical)  (Historical)   Dr. (Cr.)    Pro forma
                                                     ------------  ------------  -----------   -----------
Revenues, net:
  Courseware                                         $18,002,803   $ 4,716,170                 $22,718,973
  Hardware                                             4,140,767            --                   4,140,767
                                                     -----------   -----------                 -----------
    Total revenues, net                               22,143,570     4,716,170                  26,859,740

Costs and expenses:
  Courseware cost of sales                            10,999,376     1,935,648                  12,935,024
  Hardware cost of sales                               4,031,627            --                   4,031,627
  Reduction in capitalized program
    development costs                                  3,300,000            --                   3,300,000
  Acquired research and development                    2,500,000            --                   2,500,000
  Selling, general and administrative expenses         9,316,163     2,938,255       198,000    12,452,418
  Costs of Acquisition                                        --       123,000                     123,000
  Equity in earnings of affiliates                      (216,832)           --                    (216,832)
                                                     -----------   -----------                 -----------
    Total costs and expenses                          29,930,334     4,996,903                  35,125,237
                                                     -----------   -----------                 -----------

Income (loss) before interest and provision for
  income taxes                                        (7,786,764)     (280,733)                 (8,265,497)

Interest income, net                                     467,454       (23,327)      225,000       219,127
                                                     -----------   -----------                 -----------

Income (loss) before provision for income taxes       (7,319,310)     (304,060)                 (8,046,370)

Income tax expense (benefit)                          (1,660,000)      (57,634)      (23,000)   (1,740,634)
                                                     -----------   -----------                 -----------

Net income (loss)                                    $(5,659,310)  $  (246,426)                $(6,305,736)
                                                     ===========   ===========                 ===========

Net income (loss) per common share                        $(1.59)                                   $(1.63)
                                                     ===========                               ===========

Weighted average number of shares outstanding          3,566,000                     300,000     3,866,000
                                                     ===========                     =======   ===========

                      See accompanying notes to Pro forma
                     Consolidated Statement of Operations

                        INDUSTRIAL TRAINING CORPORATION

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

The following pro forma adjustments have been made:

(1) Effective December 31, 1996, the Company purchased the common stock of Anderson Soft-Teach, Inc. (AST), a California corporation, for $4,500,000 in cash and 300,000 shares of the Company's stock. The acquisition of AST has been accounted for as a purchase in accordance with APB No. 16 Business Combinations. The fair value of the assets and liabilities of AST assumed in the purchase has been reflected in the historical balance sheet of ITC at December 31, 1996. The accompanying unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisition of AST occurred as of January 1, 1996. The Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition, in fact, had occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.

(2) Amortization of intangibles associated with the acquisition of AST include workforce investment, customer base, and goodwill, totaling $2,180,000.

(3) Weighted average number of shares outstanding has been adjusted by 300,000 shares to reflect the issuance of shares of common stock in the acquisition of AST.

(4) Interest income has been adjusted to reflect interest forgone as a result of $4,500,000 cash payment for acquisition of AST.

(5)  Income tax benefit has been adjusted as result of pro forma adjustments.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Industrial Training Corporation



                                     By: /s/ Frank A. Carchedi
                                        ---------------------------------------
                                     Frank A. Carchedi
                                     Vice President and Chief Financial Officer



Date:  March 13, 1997

                                 EXHIBIT INDEX

The following Exhibits to this Report are incorporated herein by reference to the corresponding exhibits in the Company's Form 8-K (Commission File No. 0-13741) filed with the Securities and Exchange Commission on January 13, 1997:



Exhibit        Description
No.

2.1 Agreement and Plan of Reorganization dated as of December 31, 1996, by and among Industrial Training Corporation, ITC Acquisition Corp. and Anderson Soft-Teach, without annexes or schedules.

4.1 Registration Rights and Shareholders Agreement dated as of December 31, 1996 between Industrial Training Corporation and the former shareholders of Anderson Soft-Teach identified therein.

22.1 Press Release dated January 3, 1997 issued by Industrial Training Corporation.

23             Independent Auditor's Consent